EXHIBIT 99.2


          [LETTERHEAD OF CELLULAR COMMUNICATIONS INTERNATIONAL, INC.]


                                  PRESS RELEASE

FOR IMMEDIATE RELEASE

     Cellular Communications International Supplements Previous Announcement
       Regarding Requisite Consents to Amend 13 1/4% Senior Discount Notes


NEW YORK, New York (February 24, 1998) - Cellular Communications International, Inc. (NASDAQ:CCIL) today supplemented its announcement of yesterday regarding the receipt of consents from the holders of a majority of its outstanding 13 1/4% Senior Discount Notes Due 2000 by announcing that based upon information received from The Chase Manhattan Bank, the depository for the solicitation, approximately $232,183,000 (or 82%) of the outstanding aggregate principal amount at maturity of Senior Notes had been tendered and related consents delivered as of the close of business yesterday, February 23, 1998.

The consent solicitation is being made in conjunction with the Company's offer to purchase for cash all of the outstanding Senior Notes. The offer to purchase will expire at 5:00 p.m., New York City time, on March 9, 1998, unless extended.

Security holders may obtain information relating to the solicitation by contacting Donaldson, Lufkin & Jenrette Securities Corporation, the financial advisor for the Solicitation, collect to Curtis Dickinson at 212/892-7933 or toll free at 888/645-2218.

_________________
Contact:

      Stanton N. Williams,
      Vice President-Chief Financial Officer
      Richard J. Lubasch,
      Senior Vice President-General Counsel
      212/906-8480